Press Information

FOR IMMEDIATE RELEASE
PINK OTC MARKETS: MXIM

Contact:      Paresh Maniar,
                    Executive Director, Investor Relations
                    (408) 470-5348

MAXIM COMPLETES RESTATEMENT OF FINANCIAL STATEMENTS

Intends to Re-List Its Common Stock on NASDAQ
Schedules Conference Call for 3:00 P.M. PDT Today

SUNNYVALE, CA -- (MARKET WIRE) -- 09/30/08 -- Maxim Integrated Products, Inc. (PINKSHEETS: MXIM) announced that it has completed the restatement of its financial statements for stock-based compensation and certain other adjustments and filed with the U.S. Securities and Exchange Commission (SEC) its Annual Reports on Form 10-K for fiscal years 2006, 2007 and 2008 and its Quarterly Reports on Form 10-Q for the first three quarters of fiscal 2007 and fiscal 2008. In the aggregate, the Company recorded additional pre-tax non-cash, stock-based compensation expense totaling $773.5 million during the period from the beginning of fiscal year 1997 through its fiscal third quarter ended March 25, 2006. With these filings, the Company is current in its periodic filings with the SEC. The Company now intends to seek relisting of its shares of Common Stock for trading on the NASDAQ Global Market and anticipates NASDAQ will approve the Company's application to relist, with trading tentatively scheduled to commence October 8, 2008.

In addition to non-cash, stock-based compensation adjustments, certain stock option related and other adjustments were also recorded. As a result, total pre-tax adjustments to income from operations were $838.3 million and after-tax adjustments to net income were $542.1 million for the Company's fiscal year 1997 through the fiscal third quarter 2006.

As previously disclosed, an independent committee of the Board of Directors conducted an investigation into the Company's historical stock option practices with the assistance of independent legal counsel and forensic accountants. Management then reviewed all stock option grants made between July 1, 1994, and June 24, 2006, and determined that the recorded grant dates for most of these options required revised measurement dates for accounting purposes. Adjustments due to stock option modifications were also recorded. Prior to today's filings, the Company's most recent financial statement filing with the SEC was its Quarterly Report on Form 10-Q for the quarter ended March 25, 2006.

During the past 18 months, Maxim has implemented several actions to strengthen its corporate governance, including (1) a new set of Corporate Governance Guidelines, (2) formal procedures for the grant of stock options and other equity awards, (3) a more comprehensive Insider Trading Policy, (4) appointment of three new independent Board members, and (5) the establishment of a Nominating and Governance Committee to oversee the development, implementation and maintenance of proper corporate governance principles.

Tunc Doluca, Maxim's Chief Executive Officer, commented "The completion of the restatement project is a significant milestone for Maxim. We can now focus exclusively on growing our business. I am pleased the restatement effort is behind us and I want to thank Alan Hale, our interim Chief Financial Officer, and our entire restatement team for their perseverance and hard work, as well as our shareholders and employees for their patience and commitment during the past couple of years."

Maxim has scheduled a conference call for September 30, 2008, at 3:00 p.m. Pacific Time to answer questions related to our restated financial results and discuss other items included in our financial results through June 28, 2008. There will be no discussion of the current business outlook. To listen in via telephone, dial (866) 219-5268 (toll free) or (703) 639-1120. This call will be webcast by Shareholder.com and can be accessed at Maxim's website at www.maxim-ic.com/Investor.

About Maxim

Maxim Integrated Products is a publicly traded company that designs, manufactures, and sells over $2 billion of high-performance semiconductor products annually. It was founded over 25 years ago with the mission to deliver innovative analog and mixed-signal engineering solutions that add value to its customers' products. To date, Maxim has developed over 5,800 products in 28 product categories serving the Industrial, Communications, Consumer, and Computing markets. For more information, go to www.maxim-ic.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the statements concerning the Company intention to seek relisting of its shares of Common Stock for trading on the NASDAQ Global Market and the Company's anticipation that NASDAQ will approve the Company's application to relist, with trading tentatively scheduled to commence October 8, 2008. Actual results and outcomes could differ significantly from our current expectations. For additional factors and risks, please refer to our SEC filings, including our Annual Report on Form 10-K for the fiscal years ended June 24, 2006, June 30, 2007 and June 28, 2008, as well as similar disclosures in subsequent SEC filings.

Previously filed financial statements for the Company's fiscal years ended in 1997 through 2005, the interim periods contained therein and previously filed financial statements for the interim periods through March 25, 2006, and all earnings and other press releases and similar communications containing our financial information for these periods, as well as the Company's earnings releases dated August 4, 2006 and November 1, 2006 should no longer be relied upon, as previously disclosed, and are superseded in their entirety by the information in the Company's Annual Report on Form 10-K for the fiscal year ended June 24, 2006, as well as the other reports filed today with the SEC.

- more -

Additional Financial Information

A summary of adjustments to the Company's previously filed financial statements is set forth below:

Summary of Adjustments to Previously Filed Financial Statements (in millions)
----------------------------------------------------------------------------
                                   Other
                                  Adjustments        Cumulative
             Pre-tax    Payroll,     Not               Effect      Total
           Adjustments Withholding Related              of a     After Tax
                to    and Related  to Stock-  Income  Change in   Decrease
Fiscal     Stock-Based  Adjust      Based      Tax   Accounting   to Net
 Period   Compensation   -ments Compensation Benefit  Principle    Income
            ---------- ---------  ---------  -------  ---------  ----------
1997        $     30.0 $     0.5  $     2.0  $ (11.8) $       -  $     20.7
1998              34.6       1.0        1.7    (13.8)         -        23.5
1999              32.2       1.8       (8.8)    (9.0)         -        16.2
2000              72.3       7.7       (4.5)   (28.8)         -        46.7
2001              84.3       6.6       (3.7)   (35.1)         -        52.1
2002              91.1       5.7        6.1    (32.3)         -        70.6
2003             127.4       0.2      (15.0)   (39.7)         -        72.9
2004             153.5      (0.1)      26.9    (66.1)         -       114.2
2005              86.6       5.9       18.2    (32.2)         -        78.5
Nine Months
 Ended March
 25, 2006         61.5       0.6       12.0    (25.8)      (1.6)       46.7
            ---------- ---------  ---------  -------  ---------  ----------
Total - All                                  $
 Periods    $    773.5 $    29.9  $    34.9   (294.6) $    (1.6) $    542.1
            ========== =========  =========  =======  =========  ==========

The foregoing information is qualified in its entirety by the more detailed information set forth in the Company's Annual Report on Form 10-K for fiscal year ended June 24, 2006, filed with the SEC on September 30, 2008.

Stock-based compensation for the periods not previously filed is summarized in the following table:

                                STOCK BASED COMPENSATION

(in millions)        Q406    FY06   Q107 (1)  Q207   Q307    Q407    FY07
                    ------- ------- ------- ------- ------  ------- -------
 Cost of Goods Sold $  13.9 $  62.1 $  36.6 $  15.7 $ 14.8  $  14.1 $  81.2
Research &
 Development           38.9   138.3   115.1    34.8   32.8     34.0   216.7
Selling, General
 and Admin.            12.8    51.0    38.2    11.7   (3.4)     9.4    55.9
                    ------- ------- ------- ------- ------  ------- -------
 Total              $  65.6 $ 251.4 $ 189.9 $  62.2 $ 44.2  $  57.5 $ 353.8
                    ======= ======= ======= ======= ======  ======= =======

(in millions)       Q108(2)   Q208    Q308    Q408    FY08
                    ------- ------- ------- ------- -------
 Cost of Goods Sold $  15.6 $  11.7 $  10.5 $   8.1 $  45.9
Research &
 Development           43.8    22.8    19.2    24.2   110.0
Selling, General
 and Admin.            13.2     7.2     6.0     7.4    33.8
                    ------- ------- ------- ------- -------
 Total              $  72.6 $  41.7 $  35.7 $  39.7 $ 189.7
                    ======= ======= ======= ======= =======

(1) Includes $118.9 million related to modification of options expiring during "Restatement Period."
(2) Includes $27.5 million related to cash settlement of options expiring during "Restatement Period."

- more -

Certain items not associated with our core business operations for the periods not previously filed are summarized in the following table:

                                         STOCK BASED COMPENSATION
                             ----------------------------------------------
(in millions)                 Q406   FY06   Q107  Q207  Q307   Q407   FY07
                             ------ ------ ----- ----- ------ ------ ------
Cost of Goods Sold
     Operational Reorg.      $    - $    - $   - $   - $    - $ 10.2 $ 10.2
     Restatement Costs (1)        -      -     -     -    0.2      -    0.2
     Unusual (Gain) Loss        1.3    1.3     -     -      -      -      -
                             ------ ------ ----- ----- ------ ------ ------
 Total                       $  1.3 $  1.3 $   - $   - $  0.2 $ 10.2 $ 10.4
                             ====== ====== ===== ===== ====== ====== ======

 Operating Expenses          $    - $    - $   - $   - $    - $    - $    -
     Operational Reorg.           -      -     -     -      -      -      -
     Restatement Costs (1)        -      -   0.5   3.3   36.1   11.8   51.7
     Unusual (Gain) Loss       25.3   25.3     -     -      -      -      -
                             ------ ------ ----- ----- ------ ------ ------
 Total                       $ 25.3 $ 25.3 $ 0.5 $ 3.3 $ 36.1 $ 11.8 $ 51.7
                             ====== ====== ===== ===== ====== ====== ======

 Interest Inc. and Other, net
     Unusual (Gain) Loss     $    - $    - $   - $   - $    - $    - $    -
                             ====== ====== ===== ===== ====== ====== ======

(in millions)                Q108   Q208   Q308   Q408    FY08
                             ----- ------  ------ ------ ------
Cost of Goods Sold
     Operational Reorg.      $ 2.4 $    -  $ 16.0 $ 14.7 $ 33.1
     Restatement Costs (1)       -      -       -      -      -
     Unusual (Gain) Loss         -      -       -      -      -
                             ----- ------  ------ ------ ------
 Total                       $ 2.4 $    -  $ 16.0 $ 14.7 $ 33.1
                             ===== ======  ====== ====== ======

 Operating Expenses          $   - $    -  $    - $    - $    -
     Operational Reorg.          -      -     5.9    0.6    6.5
     Restatement Costs (1)     3.2   15.1    21.1   20.2   59.6
     Unusual (Gain) Loss         -      -       -      -      -
                             ----- ------  ------ ------ ------
 Total                       $ 3.2 $ 15.1  $ 27.0 $ 20.8 $ 66.1
                             ===== ======  ====== ====== ======

 Interest Inc. and Other, net
     Unusual (Gain) Loss     $   - $ (9.6) $    - $    - $ (9.6)
                             ===== ======  ====== ====== ======

(1) Restatement costs include expenses associated with the investigation, subsequent restatement of our previously filed financial statements, private litigation and other associated activities, particularly, for accounting, legal and other professional service fees, and payroll withholding and related adjustments.